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                                                                    EX-99.m.1a.1


                                  SCHEDULE A*

The Brinson Funds (the "Trust"), Brinson Partners, Inc. (the "Manager") and Funds Distributor, Inc. (the "Distributor") hereby agree that the maximum amount that the Manager or the Distributor shall seek reimbursement for in accordance with the Rule 12b-1 Plan relating to the UBS Investment Funds class of shares of the Trust, is as follows:

     Fund                                                  Amount
     ----                                                  ------

     UBS Investment Fund - Global                          0.40%
     UBS Investment Fund - Global Equity                   0.51%
     UBS Investment Fund - Global Bond                     0.24%
     UBS Investment Fund - U.S. Balanced                   0.25%
     UBS Investment Fund - U.S. Equity                     0.27%
     UBS Investment Fund - U.S. Large Cap Equity           0.27%
     UBS Investment Fund - U.S. Large Cap Growth           0.52%
     UBS Investment Fund - U.S. Small Cap Growth           0.52%
     UBS Investment Fund - U.S. Bond                       0.22%
     UBS Investment Fund - High Yield                      0.60%
     UBS Investment Fund - Global (Ex-U.S.) Equity         0.59%

                                     THE BRINSON FUNDS

                   May 23, 2000      /s/ Thomas J. Digenan
                   ------------      ---------------------------------
                                     Name: Thomas J. Digenan
                                     Title: President

                                     BRINSON PARTNERS, INC.

                   May 23,2000       /s/ Benjamin F. Lenhardt, Jr.
                   -----------       ---------------------------------
                                     Name: Benjamin F. Lenhardt, Jr.
                                     Title: President and CEO

                                     BRINSON PARTNERS, INC.

                   May 23, 2000      /s/ Mark F. Kemper
                   ------------      ---------------------------------
                                     Name: Mark F. Kemper
                                     Title: Secretary

                                     FUNDS DISTRIBUTOR, INC.

                   May 23,2000       /s/ Margaret W. Chambers
                   -----------       ---------------------------------
                                     Name: Margaret W. Chambers
                                     Title: Sr. V.P./General Counsel

* As approved February 21, 1995 and Amended/Revised on November 26, 1995, July 28, 1995, August 26, 1996, February 24, 1997, November 24, 1997, December 10,
   1998 and April 28, 2000